Exhibit 10.2

HI-CRUSH PARTNERS LP
FIRST AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
PHANTOM UNIT AWARD AGREEMENT
(TIME BASED VESTING)
This Phantom Unit Award Agreement (this “Agreement”) is made and entered into by and between Hi-Crush GP LLC, a Delaware limited liability company (the “General Partner”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”). This Agreement is effective as of [[GRANTDATE]] (the “Grant Date”). Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Hi-Crush Partners LP First Amended and Restated Long-Term Incentive Plan (as amended from time to time, the “Plan”), unless the context requires otherwise.
WHEREAS, Hi-Crush Partners LP (the “Partnership”), acting through the Board of Directors of the General Partner (the “Board”), has adopted the Plan to, among other things, attract, retain and motivate certain employees, consultants and directors of the Partnership, the General Partner and their respective Affiliates (collectively, the “Partnership Entities”); and
WHEREAS, the Board hereby authorizes the grant of Phantom Units to Participant as part of Participant’s compensation for services provided to the Partnership Entities.
NOW, THEREFORE, in consideration of Participant’s agreement to provide or to continue providing services to the Partnership Entities, Participant and the General Partner agree as follows:
1.    Grant of Phantom Units.    The General Partner hereby grants to Participant [[SHARESGRANTED]] Phantom Units, subject to all of the terms and conditions set forth in the Plan and in this Agreement, including without limitation, those restrictions described in Section 4, whereby each Phantom Unit represents the right to receive, upon settlement, one Unit of the Partnership.
2.    Phantom Unit Account. Phantom Units represent notional Units and not actual Units. The General Partner shall establish and maintain a bookkeeping account on its records for Participant (a “Phantom Unit Account”) and shall record in such Phantom Unit Account: (a) the number of Phantom Units granted to Participant and (b) the amount deliverable to Participant at settlement on account of Phantom Units that have vested in accordance with Section 4. Participant shall not have any interest in any fund or specific assets of the Partnership by reason of this Award or the Phantom Unit Account established for Participant.
3.    Rights of Participant. No Units shall be issued to Participant at the time the grant is made, and Participant shall not be, nor have any of the rights and privileges of, a unitholder or limited partner of the Partnership with respect to any Phantom Units recorded in the Phantom Unit Account. Participant shall have no voting rights with respect to the Phantom Units. This grant of Phantom Units also includes a grant of a tandem distribution equivalent right (“DER”) with respect to each Phantom Unit. The General Partner will establish a DER bookkeeping account with respect to each Phantom Unit (the “DER Account”) that shall be credited with an amount equal to any distributions made by the Partnership on a Unit, in the same form that the distribution was delivered to unitholders generally, calculated based on the number of Units related to the portion of Participant’s Phantom Units granted pursuant to this Agreement that have not been settled as of the record date for the distribution. Amounts credited to the DER Account shall be paid to Participant at the time the related Phantom Unit for which the distributions accrued is settled at the time set forth in Section 6. No interest will accrue on any such right between the issuance of a distribution to unitholders generally and the settlement of a DER.
4.    Vesting of Phantom Units. The Phantom Units (including any DERs) are subject to forfeiture restrictions and may not be transferred or otherwise disposed of by Participant. Subject to the terms and conditions of this Agreement, the forfeiture restrictions on the Phantom Units shall lapse, and the Phantom Units will vest according to the following vesting schedule: (a) one-half of the Phantom Units will vest on the second anniversary of the Grant Date and (b) one-half of the Phantom Units will vest on the third anniversary of the Grant Date; provided, however, that such restrictions will lapse, and the Phantom Units (including any DERs) shall vest in accordance with the foregoing provision only if Participant has continuously provided services to the Partnership Entities from the Grant Date until the vesting date(s).
5.    Termination.
Termination for Any Reason. If Participant experiences a separation from service with the Partnership Entities for any reason prior to the date the Phantom Units have vested in accordance with Section 4, then all Phantom Units (including any DERs) granted pursuant to this Agreement that have not yet vested shall be automatically terminated and be forfeited without further notice.
6.    Settlement Date; Manner of Settlement.     No later than the 30th calendar day following the vesting of the Phantom Units pursuant to this Agreement, such Phantom Units (including any DERs) shall be settled through the delivery of Units for such Phantom Units and amounts in the DER Account to Participant. No fractional Units will be issued or acquired pursuant to this Agreement. If the application of any provision of this Agreement would yield a fractional Unit, such fractional Unit will be rounded down to the next whole Unit if it is less than 0.5 and rounded up to the next whole Unit if it is 0.5 or more. Participant agrees that any Units that Participant acquires upon settlement of the Phantom Units will not be sold or otherwise disposed of in any manner that would constitute a violation of the Partnership Agreement, any applicable federal or state securities laws, the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange upon which the Units are then listed. Participant also agrees that any certificates representing the Units acquired under this Agreement may bear such legend or legends that the Committee deems appropriate in order to ensure compliance with applicable securities laws. In addition to the terms and conditions provided herein, the Partnership may require that Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems advisable in order to comply with any such laws, rules, regulations or requirements.
7.    Tax Withholding. To the extent that the vesting or settlement of a Phantom Unit (including any DERs) results in the receipt of compensation by Participant with respect to which any of the Partnership Entities has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by Participant that are acceptable to such Partnership Entity, Participant shall deliver to the Partnership Entity such amount of money as the Partnership Entity may require to meet its withholding obligations under applicable law. No settlement of Phantom Units shall be made pursuant to this Agreement until the amount has been paid or arrangements approved by the Partnership Entity have been made to satisfy in full the applicable tax withholding requirements of the Partnership Entity with respect to such event.
8.    Limitations on Transfer.    Participant agrees that Participant shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of, including pursuant to a qualified domestic relations order (as defined in Section 401(a)(13) of the Code, or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended)) any Phantom Units or other rights hereby acquired prior to the date the Phantom Units are vested and settled. Any attempted disposition of the Phantom Units in violation of the preceding sentence shall be null and void and the Phantom Units that Participant attempted to dispose of shall be forfeited.
9.    Adjustment. The number of Phantom Units granted to Participant pursuant to this Agreement shall be adjusted to reflect distributions of the Partnership paid in Units, Unit splits or other changes in the capital structure of the Partnership, all in accordance with the Plan. All provisions of this Agreement shall be applicable to such new or additional or different Units or securities distributed or issued pursuant to the Plan to the same extent that such provisions are applicable to the Units with respect to which they were distributed or issued.
10.    Copy of Plan.    By the execution of this Agreement, Participant acknowledges receipt of a copy of the Plan. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable law, then such provision will be deemed to be modified to the minimum extent necessary to render it legal, valid and enforceable; and if such provision cannot be so modified, then this Agreement will be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties will be construed and enforced accordingly.
11.    Notices.    Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered or, whether actually received or not, on the third business day (on which banking institutions in the State of Texas are open) after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The General Partner or Participant may change at any time and from time to time by written notice to the other, the address which it or Participant previously specified for receiving notices. The General Partner and Participant agree that any notices shall be given to the General Partner or to Participant at the following addresses:
General Partner:    Hi-Crush GP LLC
Attn: General Counsel
1330 Post Oak Blvd. Suite 600
Houston, TX 77056
(713) 980-6200

Participant:	At Participant’s current address as shown in the General Partner’s records.

12.    General Provisions.
(a)Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and involving this Agreement and decisions of a majority of the Committee with respect thereto and with respect to this Agreement shall be final and binding upon Participant and the General Partner. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
(b)No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving Participant the right to be retained in the employ or service of the Partnership Entities. Furthermore, the Partnership Entities may at any time terminate the service relationship with Participant free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or other written agreement.
(c)Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
(d)Amendments. This Agreement may be amended only by a written agreement executed by the General Partner and Participant, except that the Committee may unilaterally waive any conditions or rights under, amend any terms of, or alter this Agreement provided no such change materially reduces the rights or benefits of Participant with respect to the Phantom Units without Participant’s consent.
(e)Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the General Partner or the Partnership and upon any person lawfully claiming under Participant.
(f)Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties hereto with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Phantom Units granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment and/or severance agreement between the Partnership, the General Partner, any of the Partnership Entities or any of their respective Affiliates and Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect.
(g)No Liability for Good Faith Determinations. Neither the Partnership Entities nor the members of the Committee and the Board shall be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Phantom Units granted hereunder.
(h)No Guarantee of Interests. The Board and the Partnership Entities do not guarantee the Units from loss or depreciation.
(i)Insider Trading Policy. The terms of the Partnership’s insider trading policy with respect to Units are incorporated herein by reference.
(j)Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
(k)Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
(l)Gender. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.
(m)Clawback. Notwithstanding any provision in this Agreement or the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted or amended by the Board (or a committee thereof) from time to time, all Units issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
(n)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Partnership Entities may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered by the General Partner. Electronic delivery may be via an electronic mail system maintained by the Partnership Entities or by reference to a location on an intranet to which Participant has access. Participant hereby consents to any and all procedures the Partnership Entities have established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Partnership Entities may be required to deliver, and agrees that Participant’s electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
(o)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed counterpart hereof by facsimile transmission or electronic mail (as a portable document format (PDF) file) to another party hereto or thereto and any such delivery shall have the same force and effect as the delivery of a manually signed counterpart of this Agreement.
(p)Section 409A. The Phantom Units and DERs granted hereunder are intended to comply with the short-term deferral exception of Section 409A of the Code and the 409A Regulations and this Agreement shall be construed and interpreted in a manner consistent with such intent. Notwithstanding the foregoing, none of the Partnership Entities makes any representations that the Phantom Units or DERs granted hereunder are exempt from Section 409A of the Code and in no event shall any of the Partnership Entities be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Section 409A of the Code.
[Signature Page Follows]
Signature Page to Phantom Unit Award Agreement
(Time-Based Vesting)
IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement as of the date first set forth above.

GENERAL PARTNER:
Hi-Crush GP LLC

By:_____
Name:
Title:

PARTICIPANT:

[[FIRSTNAME]] [[LASTNAME]]

Signature Page to Phantom Unit Award Agreement
(Time-Based Vesting)